Exhibit (q)(2)

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
AMERICAN CENTURY GOVERNMENT INCOME TRUST
AMERICAN CENTURY INTERNATIONAL BOND FUNDS
AMERICAN CENTURY INVESTMENT TRUST
AMERICAN CENTURY MUNICIPAL TRUST
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
AMERICAN CENTURY TARGET MATURITIES TRUST
AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
(collectively, the “Funds”)

I, Ward D. Stauffer, Secretary of the above-referenced corporations and trusts, do hereby certify that the following is a true copy of certain resolutions adopted by the Board of Directors or Trustees, as appropriate, of the above-referenced corporations and trusts on April 5, 2012, and that such resolutions have not been rescinded or modified and are not inconsistent with the Certificate of Incorporation, Declaration of Trust or Bylaws of the corporations or trusts.

WHEREAS:
•
Pursuant to a duly-executed Power of Attorney, the Directors/Trustees and officers of American Century Investment Trust, American Century California Tax-Free and Municipal Funds, American Century Target Maturities Trust, American Century Municipal Trust, American Century Government Income Trust, American Century Quantitative Equity Funds, Inc., American Century Variable Portfolios II, Inc., and American Century International Bond Funds (collectively, the “Funds”) have appointed Charles A. Etherington, David H. Reinmiller, Janet A. Nash, Brian L. Brogan, Otis H. Cowan, Ryan L. Blaine, Christine J. Crossley, Kathleen Gunja Nelson, and Daniel K. Richardson, each of them singly, their true and lawful attorneys-in-fact, with full power of substitution, and with full power to each, for the purpose of signing on their behalf registration statements and other related documents of the Funds for the purpose of complying with all laws relating to the sale of securities of the Funds and to do all such things in their names and behalf in connection therewith.

•
Such attorneys-in-fact may, from time to time, sign documents, including registration statements, amendments or supplements thereto and instruments in connection therewith, on behalf of directors and officers who have appointed them.

RESOLVED, that the Directors/Trustees hereby authorize such attorneys-in-fact to sign the documents of the Funds, including registration statements, amendments or supplements thereto and instruments in connection therewith, pursuant to the Power of Attorney so executed by the Directors/Trustees and certain officers of the Funds.

IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of April, 2012.

/s/ Ward D. Stauffer

Ward D. Stauffer
Secretary